Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-22389, 333-32632, 333-54252, 333-1114977, 333-86044, and 333-121565) of Kemper Investors Life Insurance Company and its subsidiaries of our report dated March 11, 2005 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Seattle, Washington

March 11, 2005